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EXHIBIT 99.4
FORM OF PROXY OF ENZON

PROXY

ENZON PHARMACEUTICALS, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF

ENZON PHARMACEUTICALS, INC.’S BOARD OF DIRECTORS

The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and the joint proxy statement-prospectus dated _________, 2003 in connection with the special meeting to be held at ___:00 a.m. local time on ________, 2003 at ______________________, and hereby appoints Arthur J. Higgins and Kenneth J. Zuerblis and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all the shares of common stock of Enzon Pharmaceuticals, Inc. registered in the name provided on this proxy card, which the undersigned is entitled to vote at the special meeting of stockholders, and at any adjournment or adjournments of the special meeting, with all the powers the undersigned would have if personally present. Without limiting the general authorization given, the proxies are, and each of them is, instructed to vote or act as follows on the proposal described in this proxy.

When properly executed, this proxy will be voted in the manner directed on the reverse side by the undersigned stockholder. If no direction is made this proxy will be voted FOR proposal 1 on the reverse side, and in the discretion of the proxies on any other business matters or proposals as may properly come before the special meeting or any adjournment of the special meeting. Abstaining or failing to vote at all will have the same effect as voting against proposal 1.

SEE REVERSE SIDE FOR PROPOSAL 1. If you do not sign and return this proxy card, vote by telephone or through the Internet, or attend the meeting and vote by ballot, your shares cannot be voted. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE

The Board of Directors recommends a vote FOR Proposal 1.

Proposal 1
Proposal to approve and adopt the agreement and plan of reorganization, by and among Enzon, NPS Pharmaceuticals, Inc., Einstein Acquisition Corporation, Newton Acquisition Corporation and Momentum Merger Corporation. In the merger, one share of Enzon common stock will be automatically converted into 0.7264 shares of Momentum common stock.	FOR	AGAINST	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

DO YOU PLAN TO ATTEND THE SPECIAL MEETING?        Yes        No

Please date this Proxy and sign your name exactly as it appears hereon. Joint owners should each sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please indicate your title as such. If executed by a corporation, the Proxy should be signed in the corporate name by a duly authorized officer who should indicate his title. Please date, sign and mail this proxy card in the enclosed envelope.

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Signature	Signature if jointly owned
Date	Date